EXHIBIT 4-20

Exhibit 1.2(b)-2 to Credit Agreement

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) IF REASONABLY REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

COMMUNICATION INTELLIGENCE CORPORATION

[FORM OF] ADDITIONAL COMMON STOCK PURCHASE WARRANT

Warrant No. [___________] Dated:_____________

Communication Intelligence Corporation, a Delaware corporation (the “Company”), hereby certifies that, for value received, ____________________, or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of ________ shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.14 (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time from the date hereof and through and including the date that is three years from the date hereof (the “Expiration Date”), and subject to the following terms and conditions.  This Warrant (this “Warrant”) is one of a series of similar warrants (collectively, the “Warrants”) issued pursuant to that certain Credit Agreement, dated as of June ___, 2008, by and among the Company, Phoenix Venture Fund LLC, Michael Engmann and Ronald Goodman (the “Credit Agreement”).

1. Definitions.  In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Credit Agreement.

2. Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. Registration of Transfers.  The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto as Annex A duly completed and signed, to the transfer agent or tothe Company at its address specified herein.  Upon any such registration or transfer, a new warrant to purchase Common Stock, in

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substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4. Exercise and Duration of Warrants.

(a) This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after June 30, 2008, through and including the Expiration Date.  At 6:30 p.m. New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if on the Expiration Date, there is no effective Registration Statement covering the resale of the Warrant Shares, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a “cashless exercise” basis at 6:30 p.m. New York City time on the Expiration Date.  The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder.

5. Delivery of Warrant Shares.

(a) Other than as may be required in connection with registration of a transfer of this Warrant, the Holder shall not be required to physically surrender this Warrant unless this Warrant is being exercised in full.  To effect exercises hereunder, the Holder shall duly execute and deliver to the Company at its address for notice set forth herein (or to such other address as the Company may designate by notice in writing to the Holder), an Exercise Notice in the form of Annex B hereto, along with the Warrant Share Exercise Log in the form of Annex C hereto, and shall pay the Exercise Price, if applicable, multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder.  The Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder a certificate for the Warrant Shares issuable upon such exercise.  The Company shall, upon request of the Holder, and subsequent to the date on which a Registration Statement covering the resale of the Warrant Shares has been declared effective by the SEC, use commercially reasonable efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.  A “Date of Exercise” for purposes of this Warrant, means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.  If by the third Trading Day after the Date of Exercise, the Company fails to deliver the required number of Warrant Shares, the Holder will have the right to rescind the exercise.  If by the third Trading Day after a Date of Exercise, the Company fails to deliver the required number of Warrant Shares, and if after such third Trading Day and prior to the receipt of such Warrant

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Shares, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder ofWarrant Shares which the Holder anticipated receiving upon such exercise (a “Buy In”), then the Company shall (i) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock on the exercise date and (ii) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Warrant Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy In.

(b) In the event that a Holder surrenders this Warrant following one or more partial exercises, the Company shall, provided that the applicable number of Warrant Shares related to each such partial exercise has been delivered pursuant to Section 5(a), cancel such surrendered Warrant and issue or cause to be issued to the Holder, at the Company’s expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(c) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

6. Charges, Taxes and Expenses.  Issuance and delivery of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7. Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity

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(which shall not include a surety bond), if requested.Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.  If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8. Reservation of Warrant Shares.

(a) The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares that are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments and restrictions of Section 9, if any).  The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable.  The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.  The Company will notify its transfer agent for the Common Stock of the reservation of shares of Common Stock as required under this provision.

(b) Insufficient Authorized Shares.  If at any time after June 30, 2008, and prior to the Expiration Date, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant and Warrants of like tenor at least a number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants of like tenor then outstanding (an “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the required amount for the Warrants of like tenor then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use commercially reasonable efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

9. Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

(a) Stock Dividends and Splits.  If at any time while this Warrant is outstanding, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock or by a split-up of shares of Common Stock orother

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similar event, then, on the effective date thereof, the number of shares issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares and the then applicable Exercise Price shall be correspondingly decreased, each in accordance with Section 9(h).

(b) Change in Option Price or Conversion Rate.  If, at any time after the date hereof, (1) the purchase price or exercise price provided for in any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock that are outstanding as of the date of the Credit Agreement (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) issued by the Corporation is reduced, (2) the number of shares into which the Option is exercisable is increased, (3) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities is increased (if such consideration is payable to the holder of the Convertible Securities) or decreased (if such consideration is payable by the holder of the Convertible Securities), or (4) the rate at which Convertible Securities are convertible into or exchangeable for Common Stock is increased or the conversion price is decreased (including, but not limited to, such increases or decreases, as applicable, under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(c) Aggregation of Shares.  If at any time while this Warrant is outstanding, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date of such consolidation, combination or reclassification, the number of shares issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares and the then applicable Exercise Price shall be correspondingly increased.

(d) Replacement of Securities Upon Reorganization, etc.  If at any time while this Warrant is outstanding (1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any capital reorganization or reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then, as a condition of such Fundamental Transaction, lawful and fair provision shall be made whereby the Holder of the Warrant shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasableand receivable upon the exercise of the rights represented by the Warrants, had such Fundamental Transaction not taken place and in such event appropriate provision shall be made with respect to the rights and interests of the Holder of the Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be in relation to any share of stock, securities, or assets thereafter deliverable upon the exercise hereof.  The Company shall not effect any such Fundamental Transaction unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such Fundamental Transaction, or the corporation purchasing such assets

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in a Fundamental Transaction, shall assume by written instrument executed and delivered to the Holders of the Warrants the obligation to deliver to the Holders of the Warrant such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such Holders may be entitled to purchase.  Notwithstanding the foregoing, in the event of any Fundamental Transaction, other than a Fundamental Transaction in which a successor entity of the Company that is a publicly traded corporation whose stock is quoted or listed for trading on a Trading Market (as defined in the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the investors signatory thereto (the “Registration Rights Agreement”)) assumes this Warrant such that the Warrant shall thereafter be exercisable for the publicly traded common stock of such successor entity, then, at the written request of the Holder, if and only if such request is delivered by notice in writing to the Company within 30 Business Days following the effective date of the Fundamental Transaction, the Company (or the successor entity) shall purchase this Warrant from the Holder by paying to the Holder, within five Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount per Warrant Share equal to the greater of (A) the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request or (B) the Transaction Value per share of Common Stock outstanding. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 9(d) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

“Transaction Value” shall mean the value on the effective date of the Fundamental Transaction of the net pre-tax proceeds received or receivable by common stockholders of the Company in the Fundamental Transaction.  Any proceeds not constituting cash shall be valued at their fair market value (as determined in good faith by the Company's Board of Directors after reasonable prior notice of the proposed determination to the Holder, and an opportunity for the Holder to discuss the proposed determination with the Company).

(e) Number of Warrant Shares.  Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(f) Calculations.  All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable.  The number of shares of CommonStock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

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(g) Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities, cash or property issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based.  Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

(h) Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least ten Business Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

(i) Rights Upon Distribution Of Assets.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to Holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive such Distribution and such record date shall be deemed to be the date of such Distribution (the “Record Date”), then, in each such case:

(A)           any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (I) the numerator shall be the closing bid price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the fair market value of the Distribution (as determined in good faith by the Company's Board of Directors) applicable to one share of Common Stock, and (II) the denominator shall be the closing bid price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

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(B)           the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (A); provided that in the event that the Distribution is of shares of Common Stock (or common stock) (“Other Shares of Common Stock”) of a company whose common shares are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (A) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (B).

(j) Treasury Shares.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 9.

10. Payment of Exercise Price.  The Holder shall pay the Exercise Price in immediately available funds; provided, however, the Holder, in its sole discretion, may also satisfy its obligation to pay the Exercise Price through one of the following means:

(a) A “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed

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to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

(b) Reduction in the amount of its Loan as evidenced by any Note or Additional Note in an amount equal to the Exercise Price multiplied by the number of Warrant Shares to be issued to the Holder, up to the unpaid outstanding obligations under such Note or Additional Note.  To the extent that the Exercise Price multiplied by the number of Warrant Shares to be issued to the Holder exceeds the outstanding obligations under such Note or Additional Note, the holder may pay such excess by any other means permitted hereunder.  In the event that the Holder chooses to exercise all or part of this Warrant pursuant to this paragraph, the Holder shall deliver the Note or Additional Note, as the case may be, to the Company and, the Company shall, upon such exercise, issue to or at the direction of the Holder, a new Note or Additional Note, as the case may be, that reflects such reduced principal amount (provided that, if such reduced principal amount is zero, no such new Note or Additional Note shall be issued).

11. Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

12. Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Credit Agreement prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in the Credit Agreement on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices or communications shall be as set forth in the Credit Agreement or at such other address as the Holder shall notify the Company.

13. Registration Rights Agreement.  The Warrant Shares for which this Warrant is exercisable are entitled to the benefits and subject to the limitations of the Registration Rights Agreement, which include registration rights for the Warrant Shares.

14. Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon 10 days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

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15. Miscellaneous.

(a) Subject to the restrictions on transfer set forth herein, this Warrant and the registration rights set forth in the Registration Rights Agreement may be assigned by the Holder in whole or in part.  This Warrant may not be assigned by the Company except to a successor in the event of a sale of all or substantially all of the Company’s assets or a merger or acquisition of the Company.  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentences, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.  This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

(b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the rights of the Holder against impairment.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF

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PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCHSERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(f) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

COMMUNICATION INTELLIGENCE CORPORATION

By:
Name:
Title: